AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

This Agreement, dated as of September 5, 2006, shall serve as Amendment No. 1 to that certain Registration Rights Agreement (the "**Registration Rights Agreement**"), dated as of November 14, 2005, by and among Advanced BioPhotonics Inc., a Delaware corporation (the "**Company**"), with its headquarters located at 125 Wilbur Place, Suite 120, Bohemia, NY 11716, and each of the Buyers set forth in the Agreement. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

BACKGROUND

WHEREAS, the Company and the Buyers entered into a certain Securities Purchase Agreement dated as of November 14, 2005 (the "**Purchase Agreement**") for the purchase and sale of (i) 8% secured convertible Notes of the Company in the aggregate principal amount of Four Million Dollars ($4,000,000), convertible into shares of Common Stock of the Company, upon the terms and subject to the limitations and conditions set forth in such Notes and (ii) Warrants to purchase 4,000,000 shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Warrants;

WHEREAS, contemporaneous with the execution and delivery of the Purchase Agreement, the Company and the Buyers entered into the Registration Rights Agreement pursuant to which the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

WHEREAS, the Company and the Buyers wish to amend certain terms of the Registration Rights Agreement as set forth herein;

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering Amendment No. 1, dated as of the date hereof, to the Purchase Agreement dated as of November 14, 2005; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1.
THE AGREEMENTS

Subject to the terms and conditions set forth in this Agreement and the Transaction Documents, the Company and the Buyers hereby agree to execute this Agreement containing the following provisions which shall be effective as of the date hereof:

1.1 "WHEREAS" clause "A." of the Registration Rights Agreement shall be amended to reduce the aggregate purchase price from Four Million Dollars ($4,000,000) to Three Million One Hundred Thousand Dollars ($3,100,000) and to reduce the total Warrants to be issued by the Company to the Buyers from an aggregate of 4,000,000 to 3,100,000.

1.2 The definition of "Registrable Securities" as set forth in Section 1(iii) of the Registration Rights Agreement is hereby amended in its entirety to provide as follows:

"**Registrable Securities**" means the Conversion Shares issued or issuable upon conversion or otherwise pursuant to the Notes and Additional Notes (as defined in the Securities Purchase Agreement) including, without limitation, Damages Shares (as defined in the Notes) issued or issuable pursuant to the Notes, shares of Common Stock issued or issuable in payment of the Standard Liquidated Damages Amount (as defined in the Securities Purchase Agreement), shares issued or issuable in respect of interest or in redemption of the Notes in accordance with the terms thereof), and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing."

1.3 Section 2a. of the Registration Rights Agreement is hereby amended in its entirety to provide as follows:

"**Mandatory Registration**. The Company shall prepare, and, on or prior to forty-five (45) days from the date of Closing (as defined in the Securities Purchase Agreement) (the "**Filing Date**"), file with the SEC a Registration Statement on Form SB-2 (or, if Form SB-2 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities underlying the Notes issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Notes to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock included in such Registration Statement shall be no greater than an amount equal to Thirty (30%) Percent of the total issued and outstanding shares of Common Stock of the Company."

ARTICLE 2.
GENERAL PROVISIONS

2.1 Specific Performance. The parties hereto acknowledge and agree that the breach of this Agreement would cause irreparable damage to the non-breaching parties and that the non-breaching parties will not have an adequate remedy at law. Therefore, the obligations of each of the parties under this Agreement, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive

and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

2.2 Further Assurances. The parties hereto each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

2.4 Headings. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

2.5 Binding Effect. This Agreement is irrevocable and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as set forth herein, all other provisions of the Purchase Agreement shall remain in full force and effect.

2.6 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

[Signature Page Follows]

ACCEPTED AND AGREED:

ADVANCED BIOPHOTONICS INC.

By: ______________________________
Denis O'Connor
Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC

By: ______________________________
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By: First Street Manager II, LLC

By: ______________________________
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW Manager, LLC

By: ______________________________
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC

By: ______________________________
Corey S. Ribotsky
Manager